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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                March 6, 1998
               ------------------------------------------------
               Date of Report (Date of Earliest event reported)

                           U.S.B. Holding Co., Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)

                                   1-12811
                           ------------------------
                           (Commission File Number)

                                  36-3197969
                      ---------------------------------
                      (IRS Employer Identification No.)

                             100 Dutch Hill Road
                          Orangeburg, New York 10962
                          --------------------------
                   (Address of principal executive offices)

                                (914) 365-4600
              --------------------------------------------------
              Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS

         On March 6, 1998, U.S.B. Holding Co., Inc. ("USB") and Tappan Zee Financial, Inc. ("Tappan Zee") entered into an Agreement and Plan of Merger (the "Agreement") which sets forth the terms and conditions under which Tappan Zee will be merged with and into USB (the "Merger").

         In accordance with the terms of the Agreement, each outstanding share of Tappan Zee common stock, par value $0.01 per share (the "Tappan Zee Common Stock"), outstanding immediately prior to the effective date of the Merger (the "Effective Time"), other than any shares held, otherwise than in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted, by USB or any of its subsidiaries which shares will be cancelled and retired, will be converted into the right to receive a number of shares of USB common stock, par value $5.00 per share (the "USB Common Stock"), based on an exchange ratio (the "Exchange Ratio") which will be determined based on the average of the last reported sale prices for a share of USB Common Stock for the 20 consecutive full trading days on the American Stock Exchange ending on the date on which the last of the regulatory approvals required for consummation of the Merger is obtained (the "Average Closing Price"). Pursuant to the Agreement, (i) if the Average Closing Price is greater than or equal to $17.75 and less than or equal to $25.00, the Exchange Ratio will equal the quotient (rounded to the nearest hundredth) determined by dividing (A) $22.00 by (B) the Average Closing Price, (ii) if the Average Closing Price is greater than $25.00, the Exchange Ratio will equal 0.88 and (iii) if the Average Closing Price is less than $17.75, the Exchange Ratio will be equal to 1.24. If, however, the Average Closing Price is less than $15.00, Tappan Zee shall have the right to terminate the Agreement by giving written notice of such termination to USB, subject to USB's option to increase the Exchange Ratio, within a specified time period, to a number (rounded to the nearest hundredth) obtained by dividing $18.60 by the Average Closing Price, thereby eliminating Tappan Zee's right to terminate the Agreement.

         Each holder of Tappan Zee Common Stock who would otherwise be entitled to receive a fraction of a share of USB Common Stock will receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Tappan Zee Common Stock by $22.00.

         The Agreement also provides that each option to purchase shares of Tappan Zee Common Stock under Tappan Zee's stock option plans which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right to purchase shares of USB Common Stock in accordance with the terms of the Tappan Zee stock option plan and Tappan Zee option agreement by which it is evidenced, except that from and after the Effective Time, among other things, (i) the number of shares of USB Common Stock subject to each Tappan Zee option shall be equal to the number of shares of Tappan Zee Common Stock subject to such option prior to the Effective Time multiplied by the Exchange Ratio (with fractional shares rounded down to the nearest share) and (ii) the





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exercise price per share of USB Common Stock purchasable thereunder shall be that specified in the Tappan Zee option divided by the Exchange Ratio (rounded up to the nearest cent).

         The Merger is intended to constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests under generally accepted accounting principles.

         Consummation of the Merger is subject to various conditions, including
(i) receipt of the requisite approval of the Agreement by the shareholders of Tappan Zee, (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision and any other applicable regulatory authority, (iii) receipt of an opinion from USB's legal counsel or independent public accountants as to the tax treatment of certain aspects of the Merger, (iv) receipt of letters from the parties' respective independent public accountants to the effect that the Merger shall be accounted for as a pooling-of-interests and (v) satisfaction of certain other conditions.

         In connection with the Agreement, Tappan Zee and USB entered into a Stock Option Agreement, dated as of March 6, 1998 (the "Option Agreement"), pursuant to which Tappan Zee granted to USB an option to purchase, under certain circumstances, up to 294,134 shares of Tappan Zee Common Stock (representing 19.9% of the currently outstanding shares of Tappan Zee Common Stock) at a price of $18.50 per share (the "Option"). Under certain circumstances, Tappan Zee may be required to repurchase the Option or the shares acquired pursuant to the exercise thereof. The Option Agreement was entered into by Tappan Zee as a condition to USB's willingness to enter into the Agreement.

         In connection with the Agreement, the directors and executive officers of Tappan Zee entered into an affiliate agreement with USB pursuant to which each such person agreed in his personal capacity to vote the shares of Tappan Zee Common Stock beneficially owned by him in favor of the Agreement at the meeting of Tappan Zee shareholders called for the purpose of considering the same, to not transfer such shares of Tappan Zee Common Stock or shares of USB Common Stock acquired upon consummation of the Merger or otherwise during specified periods, and to not enter into any transactions with respect to any shares of USB Common Stock during specified periods. Also in connection with the Agreement, the directors and executive officers of USB entered into a similar affiliate agreement with Tappan Zee with respect to the shares of USB Common Stock beneficially owned by them.

         In connection with the Agreement, Messrs. Stephen C. Byelick and Harry
G. Murphy, the President and Chief Executive Officer and the Vice President and Secretary of Tappan Zee, respectively, each have entered into letter agreements with USB, dated March 6, 1998. Pursuant to the letter agreements, Messrs. Byelick and Murphy have agreed, among other things, that vesting acceleration provisions contained in the Incentive Stock Option Agreements and Restricted Stock Award Notices between Tappan Zee and each of Messrs. Byelick and Murphy, dated July 11, 1996, will not be triggered as a result of consummation





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of the Merger nor approval of the Merger by Tappan Zee shareholders, and that certain rights granted to Messrs. Byelick and Murphy under their respective current employment agreements with Tappan Zee and Tarrytowns Bank, FSB, its wholly-owned subsidiary, will be waived.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

                 The following exhibits are filed herewith.

             Exhibit No.            Description of Exhibit
             -----------            ----------------------

                 2.0 Agreement and Plan of Merger, dated as of March 6, 1998, between U.S.B. Holding Co., Inc. and Tappan Zee Financial, Inc.

                 10.1 Stock Option Agreement, dated as of March 6, 1998, between U.S.B. Holding Co., Inc. and Tappan Zee Financial, Inc.

                 10.2 Affiliate Agreement, dated as of March 6, 1998, between the directors and certain officers of Tappan Zee Financial, Inc. and U.S.B. Holding Co., Inc.

                 10.3 Letter Agreement, dated as of March 6, 1998, between Stephen C. Byelick and U.S.B. Holding Co., Inc.

                 10.4 Letter Agreement, dated as of March 6, 1998, between Harry G. Murphy and U.S.B. Holding Co., Inc.

                 10.5 Affiliate Agreement, dated as of March 6, 1998, between the directors and certain officers of U.S.B. Holding Co., Inc. and Tappan Zee.



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             Exhibit No.            Description of Exhibit
             -----------            ----------------------

                 99.1 Text of joint press release, dated March 6, 1998, issued by U.S.B. Holding Co., Inc. and Tappan Zee Financial, Inc.



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U.S.B. HOLDING CO., INC.



                                By:/s/ Steven T. Sabatini
                                   ---------------------------------------
                                Name:  Steven T. Sabatini
                                Title: Senior Executive Vice President and
                                       Chief Financial Officer (principal
                                       financial officer)

Date:  March 12, 1998





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